SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12

Trust for Professional Managers
 (Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SHAREHOLDER SERVICES

IMPORTANT NOTICE

October 3, 2017

Re: Dearborn Partners Rising Dividend Fund

Dear Shareholder:

We have tried unsuccessfully to contact you about a very important matter regarding your investment in the Dearborn Partners Rising Dividend Fund. This pertains to a significant operating initiative for the Fund, which requires your response.

It is essential that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please call us toll-free at 1-800-967-0271 Extension 11912 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday.  At the time of the call please reference the number listed below.

Sincerely,

Carol M. Lippman, CFA
Managing Director, Portfolio Manager

REFERENCE NUMBER: 123456789

TRUST FOR PROFESSIONAL MANAGERS P.O. BOX 701, 615 EAST MICHIGAN STREET, 2ND FLOOR MILWAUKEE, WISCONSIN 53202